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                                  EXHIBIT 12.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                    Number                Days
Description                                    Date                of Shares           Outstanding

Common stock issued in                      8/1/95 to                  3,5000,000          153                    535,500,000
acquisition of assets                        12/31/95
                                                                                                                        / 153
                                                                                                             -----------------
 Weighted average shares outstanding for the five months
              ended December 31, 1995              3,500,000



                                                                    Number                Days
Description                                    Date                of Shares           Outstanding

Beginning Common Stock                      1/1/96 to                   3,500,000          180                    630,000,000
                                             6/28/96

Issuance of Common Stock                    6/29/96 to                  3,645,833          186                    678,124,928
                                                                                                                  -----------
                                             12/31/96
                                                                                                                1,308,124,928

                                                                                                                        / 366
                                                                                                      -------------------------
Weighted average shares outstanding for the period
              ended December 31, 1996              3,574,112



                                                                    Number                Days
Description                                    Date                of Shares           Outstanding

Beginning Common Stock                      8/1/95 to                   3,500,000          333                  1,165,500,000
                                             6/28/96

Issuance of Common Stock                    6/29/96 to                  3,645,833          186                    678,124,928
                                                                                                                  -----------
                                             12/31/96
                                                                                                                1,843,624,928

                                                                                                                        / 519
                                                                                                      -------------------------
Weighted average shares outstanding for the period from August 1, 1995
              through December 31, 1996             3,552,264

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